   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1997

                                                REGISTRATION NO. 333-27241
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO

                                 FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                        CONCENTRIC NETWORK CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------
        DELAWARE                     4813                    65-0257497
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
     JURISDICTION OF          CLASSIFICATION CODE
    INCORPORATION OR                NUMBER)
      ORGANIZATION)

                               ----------------
                        CONCENTRIC NETWORK CORPORATION
                           10590 NORTH TANTAU AVENUE
                              CUPERTINO, CA 95014
                                (408) 342-2800
  (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------

                               HENRY R. NOTHHAFT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        CONCENTRIC NETWORK CORPORATION
                           10590 NORTH TANTAU AVENUE
                              CUPERTINO, CA 95014
                                (408) 342-2800
     (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE OF PROCESS)

                               ----------------
                                  COPIES TO:
           DAVID J. SEGRE                         THOMAS A. BEVILACQUA
          ADELE C. FREEDMAN                  BROBECK, PHLEGER & HARRISON LLP
         VALERIE SCHULTHIES                       TWO EMBARCADERO PLACE
            PAUL B. SHINN                            2200 GENG ROAD
  WILSON SONSINI GOODRICH & ROSATI                 PALO ALTO, CA 94303
      PROFESSIONAL CORPORATION                       (415) 424-0160
         650 PAGE MILL ROAD
         PALO ALTO, CA 94304
           (415) 493-9300

                               ----------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration
                                  Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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


  The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Common Shares being registered. All of the amounts shown are estimates except for the SEC registration fee and the NASD filing fee.

   SEC Registration Fee............................................... $ 12,545
   NASD Filing Fee....................................................    4,640
   Nasdaq National Market Listing Fee.................................   40,000
   Blue Sky Qualification Fees and Expenses...........................    5,000
   Printing and Engraving Expenses....................................  100,000
   Legal Fees and Expenses............................................  350,000
   Accounting Fees and Expenses.......................................  175,000
   Transfer Agent and Registrar Fees..................................   10,000
   Miscellaneous......................................................   52,815
                                                                       --------
     Total............................................................ $750,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  In May 1997, the Registrant entered into indemnification agreements with its directors and officers providing for limitations on a director's and officer's liability for judgments, settlements, penalties, fines and expenses of defense (including attorneys' fees, bonds and costs of investigation) arising out of or in any way related to acts or omissions as a director or an officer, or in any other capacity in which services are rendered to the Registrant. The Registrant believes its indemnification agreements will assist it in attracting and retaining qualified individuals to serve as directors and officers. The agreements provide that a director or officer is not entitled to indemnification under such agreements (i) if the director or officer is not relieved of liability under applicable law, (ii) for violations of certain securities laws, or (iii) for certain claims initiated by the officer or director. Due to the lack of applicable case law, it is not clear whether indemnification is available in case of a breach of securities laws of the U.S.

  As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation to be effective upon completion of the offering include a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws, as amended, of the Registrant to be effective upon completion of the offering provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Bylaws, as amended, are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

  The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 45 of the Delaware General Corporation Law and the Bylaws, as amended, as well as certain additional procedural protections.

  The indemnification provisions in the Bylaws, as amended, and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  During the three years preceding the date hereof, the Company has made the following sales of securities that were not registered under the Securities Act (share numbers are approximate and actual numbers of shares may differ as a result of rounding calculations related to the one-for-15 reverse split):

    1. From June 1993 to March 1995, the Company sold to various investors convertible debentures and convertible subordinated debentures
  (collectively, the "Convertible Debentures") in the aggregate principal amount of $4,260,000. As of March 31, 1997, all of the Convertible Debentures had been converted into shares of Class A Common Stock at prices ranging from $3.75 per share to $11.25 per share.

    2. From June 1993 to March 1995, the Company sold to various investors 29,673 shares of Class A Common Stock at $30.00 per share, for an aggregate consideration of $890,200.

    3. Since June 1993 the Company has issued 24,611 shares of Class A Common Stock, at prices from $11.25 to $30.00, to individuals or other entities on account of services rendered by them to the Company.

    4. In October 1994, the Company issued 30,917 shares of Class A Common Stock to Linkon Corporation ("Linkon") in exchange for 66,170 shares of the Company's Common Stock held by Linkon and Linkon's forgiveness of the Company's debt to Linkon.

    5. In connection with the 1994 master lease agreement with Racal, the Company granted to Racal warrants to purchase 44,935 shares of the Company's Class A Common Stock exercisable through September 1, 1998 at $15.00 per share subject to adjustment. As a result of the options granted to certain members of management in October 1995, the exercise price of the warrants was decreased to $3.75 per share.

    6. In February 1995, the Company granted to Racal warrants to purchase 5,000 shares of the Company's Class A Common Stock in consideration for securing the Company's loan from Sun Bank South Florida, National Association (the "Sun Bank Loan"). The Company has since repaid the Sun Bank Loan. Racal may exercise the warrants through February 15, 2000, at a price equal to the lowest of (i) $30.00 per share, (ii) the lowest price per share at which the Company may sell shares of Common Stock (or securities convertible into or exchangeable for shares of its Common Stock), and (iii) the lowest price at which the holder of the warrant, option or other Company security entitling the holder to purchase shares of the Company's Common Stock may purchase such shares on or after February 15, 1995.

    7. In connection with the 1995 master lease agreement between the Company and Comdisco, Inc., the Company has issued to Comdisco a warrant to purchase up to 17,453 shares of Class A Common Stock for a purchase price of $10.82 subject to adjustment.

    8. On April 20, 1995, the Company sold to GS Capital Partners L.P. ("GSCP"), Kleiner Perkins Caufield & Byers VII ("KPCB"), and KPCB VII Founders Fund (together with KPCB, "KP") an aggregate of 906,453 shares of the Company's Series A Preferred Stock ("Series A Preferred Shares") and warrants to purchase an aggregate of 181,876 Class A Common Stock for an aggregate consideration of approximately $10,000,000 pursuant to a preferred stock and warrant purchase agreement (the "Series A Agreement"). The warrants issued pursuant to the Series A Agreement had an initial exercise price of $11.00 for each share of Class A Common Stock. On April 18, 1997, the Investors exercised the warrants at a discounted price of $6.60 per share. See "Certain Transactions" and "Description of Capital Stock."

    9. The Series A Agreement provided that in the event that the book value of the shares of the Company decreased an amount in excess of $100,000 as a result of certain events, including the breach of any representation or warranty in the Series A Agreement, GSCP and KP would be entitled to receive indemnification, in the form of additional shares of Class A Common Stock. In consideration of GSCP's and KP's waiver of their right to be indemnified in the future the Company agreed, in October 1995, to issue to GSCP and KP an aggregate of 61,678 shares of Class A Common Stock.

    10. In connection with the alliance between Intuit and the Company, on December 11, 1995, Intuit received warrants to purchase $1.5 million worth of Series B Preferred Stock at an initial exercise price of $11.00 per share and warrants to purchase $3.5 million worth of Series B Preferred Stock at the closing sale price of the Company's next preferred stock sale, which was $27.30 per share. Also in connection with the arrangements with Intuit, GSCP and the Kleiner Entities made bridge loans totaling $2 million to the Company on October 16, 1995, which were rolled over into bridge loans totaling $4 million on November 6, 1995. On November 29, 1995, GSCP made a further bridge loan of $3 million. In consideration of these loans, GSCP and the Kleiner Entities received warrants to purchase shares of Series B Preferred Stock at an exercise price of $11.00 per share. Effective as of December 20, 1995, GSCP and the Kleiner Entities converted the principal and interest due under their $2 million promissory notes into a total of 366,947 shares of Series B Preferred Stock at a price of $11.00 per share. Also effective as of December 20, 1995, GSCP converted the entire amount of principal and interest on its $3 million bridge note into 123,297 Series C Shares at an exercise price of $24.57 per share.

    11. On December 20, 1995, the Company issued a total of 804,945 shares of Series C Preferred Stock ("Series C Shares") at a price of $27.30 per share. An additional 123,297 Series C Shares were issued to GSCP at $24.57 per share when it converted its $3 million bridge loan in January 1996.

    12. On June 6, 1996, the Company closed a Bridge Loan from Sattel Communications, LLC ("Sattel") for $5,000,000 evidenced by a convertible Promissory Note dated June 6, 1996. The Company issued Sattel a warrant dated June 6, 1996, to purchase 36,765 shares of the Company's Series D Preferred Stock at an exercise price of $20.40 per share. On August 21, 1996, Sattel converted the bridge loan into shares of Series D Preferred Stock at $20.40 per share.

    13. On July 31, 1996, the Company closed a Bridge Loan from Matthew Bross for $50,000 evidenced by a convertible Promissory Note dated July 29, 1996. The Company issued Matthew Bross a warrant dated July 31, 1996, to purchase 2,451 shares of Series D Preferred Stock at an exercise price of $20.40 per share. On August 21, 1996, the Company repaid the loan.

    14. On July 31, 1996, the Company closed a Bridge Loan from Maritime Capital Partners, L.P. for $500,000, evidenced by a convertible Promissory Note dated July 29, 1996. The Company issued Maritime a warrant dated July 31, 1996, to purchase 14,706 shares of Series D Preferred Stock at an exercise price of $1.36 per share. On August 21, 1996, the Company repaid the loan.

    15. On July 31, 1996, the Company closed a Bridge Loan from GSCP for $300,000, evidenced by a convertible Promissory Note dated July 29, 1996. The Company issued GSCP a warrant dated July 31, 1996, to purchase 24,510 shares of Series D Preferred Stock at an exercise price of $20.40 per share. The Company repaid the loan on August 21, 1996.

    16. On July 31, 1996, the Company closed a Bridge Loan from KPCB for $300,000 evidenced by a convertible Promissory Note dated July 29, 1996. The Company issued to KPCB a warrant dated July 31, 1996, to purchase 14,706 shares of Series D Preferred Stock at an exercise price of $20.40 per share. The Company repaid the loan on August 21, 1996.

    17. On July 31, 1996, the Company closed a Bridge Loan from Henry Nothhaft for $100,000 evidenced by a Promissory Note dated July 29, 1996. The Company issued Henry Nothhaft a warrant dated July 31, 1996, to purchase 4,902 shares of Series D Preferred Stock at an exercise price of $20.40 per share. The Company repaid the loan on August 21, 1996.

    18. On July 31, 1996, the Company closed a Bridge Loan from John Peters for $50,000 evidenced by a Promissory Note dated July 29, 1996. The Company issued John Peters a warrant dated July 31, 1996, to purchase 2,451 shares of Series D Preferred Stock at an exercise price of $20.40 per share. The Company repaid the loan on August 21, 1996.

    19. On August 16, 1996, the Board of Directors amended the vesting provisions of options to purchase 14,000 shares issued to Henry Nothhaft, President, Chief Executive Officer and a director of the Company, on October 31, 1995, and an option to purchase 11,900 shares issued to John Peters, Executive Vice President and General Manager, Network Services Division, on October 31, 1995, so the options would fully vest as of the closing date of the sale of at least $29,000,000 of Series D Preferred Stock of the Company, which occurred on August 21, 1996.

    20. On August 21, 1996, the Company exchanged four options previously issued to Randy Maslow, a director of the Company, for new options exercisable for an aggregate of 46,673 shares of Class A Common Stock at $3.75 per share. The four-year vesting schedule accelerates so that all shares vest immediately in the event of an initial public offering or a change of control. The options may be exercised through their expiration date regardless of when Mr. Maslow ceases being an employee or consultant. Mr. Maslow's employment with the Company ended on October 31, 1996.

    21. On August 21, 1996, the Company sold 1,670,176 shares of Series D Preferred Stock at $20.40 per share for an aggregate price of $34,000,000.

    22. Between October 25, 1996 and November 5, 1996, the Company sold an additional 1,029,412 shares of Series D Preferred Stock at $20.40 per share for an aggregate price of $21,000,000.

    23. In December 1996, the Company issued options for the purchase of 60,000 shares of Class A Common Stock to employees of Critical Technologies Incorporated ("CTI"), a company that provides network operations services to the Company. The options were issued pursuant to the Company's Employee Staffing and Services Agreement with CTI, dated November 1, 1995. In October 1996, the Board ratified an amendment to the Company's agreement with CTI to provides that performance conditions applicable to 13,334 of the 60,000 optioned shares will be deemed satisfied.

    24. On March 5, 1997, in consideration of distribution agreements with the Company, TMI Telemedia International, Ltd. was issued a warrant for 176,678 shares of Series D Preferred Stock at an exercise price of $20.40 per share.

    25. On April , 1997, the Company entered into warrant amendment agreements with TMI, GSCP, and the Kleiner Entities to reduce the exercise price of certain of their warrants in return for the immediate exercise of such warrants. The exercise price of warrants for 181,876 shares of Class A Common Stock and 66,888 shares of Series B Preferred Stock held by GSCP and the Kleiner Entities was reduced from $11.00 to $6.60 per share. The exercise price of warrants for 233,660 shares of Series D Preferred Stock held by GSCP, KPCB and TMI was reduced from $20.40 per share to $12.24 per share. Also, in connection with the reduction of the exercise price of the GSCP and Kleiner Entities' Common Stock warrants, the exercise price of Intuit's $1.5 million warrant was similarly reduced to $0.44 per share, and the expiration date was extended to December 31, 2000.

    26. In May 1997, in consideration for Marc Collins-Rector agreeing to convert his Class B Common Stock into Series A Preferred Stock and to vote his shares to approve the reincorporation of the Company into Delaware and certain other matters, GSCP, the Kleiner entities and Intuit agreed to vote in favor of granting Mr. Collins-Rector certain registration rights with respect to the shares of Common Stock held by Mr. Collins-Rector or issuable upon conversion of the Series A Preferred. Additionally, the Company granted Mr. Collins-Rector the right to designate a member of the Board of Directors of the Company. Currently, Mr. Collins-Rector's designee is Mr. Robert Doede.

    27. Between May 31, 1996, and March 18, 1997, nonplan options to purchase a total of 3,418 shares of Common Stock were exercised by three optionees at prices ranging from $3.75 to $9.00 per share.

    28. 1993 Incentive Stock Option Plan. The Company's 1993 Incentive Stock Option Plan (the "1993 Plan") provides for the grant to employees of the Company of incentive stock options. As of May 15, 1997, options to purchase 5,067 shares of Common Stock had been exercised at an exercise price of $3.75 per share under the 1993 Plan by three optionees, and options to purchase 54,007 shares of Class A Common Stock at a weighted average exercise price of $12.45 per share were outstanding. No future grants will be made under the 1993 Plan. The exercise price of all stock options granted under the 1993 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any stock option granted to such person must be at least 110% of the fair market value on the grant date, and the maximum term of such option is five years. The term of all other options granted under the 1993 Plan may be up to 10 years. Options granted under the 1993 Option Plan must be exercised before the optionee terminates his or her status as an employee of the Company, or within three months after such optionee's termination by disability, or within 12 months after termination by death. In October 1995, the Board approved an exchange offer pursuant to which all employees would exchange their options for options granted under the 1995 Stock Incentive Plan for Employees and Consultants (the "1995 Plan").

    29. 1995 Stock Incentive Plan for Employees and Consultants. The Company's 1995 Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees and consultants of nonstatutory stock options, stock appreciation rights ("SARs") and restricted stock awards ("RSAs"). No SARs or RSAs have been granted under the 1995 Plan. The 1995 Plan was approved by the Board of Directors and Stockholders in September 1995, and an amendment decreasing the number of shares thereunder from 840,000 to 762,600 was approved by the Board of Directors in February 1996. The 1995 Plan was terminated effective October 4, 1996, and no further grants are being made thereunder except to the extent that an exchange of options under the Company's 1993 Plan for options under the 1995 Plan, which exchange was begun in October 1995, is continuing and has not yet been completed. A total of 762,600 shares of Common Stock are reserved for issuance pursuant to the 1995 Plan. As of May 15, 1997, options to purchase 344,951 shares of Common Stock at a weighted exercise price of $3.75 per share were outstanding. Nine optionees have exercised 3,612 shares of Common Stock under the 1995 Plan at an exercise price of $3.75 per share.

    The 1995 Plan may be administered by the Board of Directors or a committee of the Board of Directors, which committee is required, once the Company's Common Stock becomes publicly traded, to be constituted to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and applicable laws. The administrator has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof, and the form of consideration payable upon exercise. Options granted under the 1995 Plan are not generally transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1995 Plan must be exercised within three months of the end of such optionee's status as an employee or consultant of the Company, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's term, which may not exceed ten years. The exercise price of all options granted under the 1995 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any option must equal at least 110% of the fair market value on the grant date and the term of the option must not exceed five years. The term of all other options granted under the 1995 Plan may not exceed 10 years.

    The 1995 Plan provides that in the event of a recapitalization, stock split, stock dividend, combination or reclassification or other increase or decrease in the number of issued shares of Common Stock without consideration, the Committee shall adjust the number of shares subject to each outstanding stock option, as well as the exercise price. In the event of dissolution or liquidation of the Company, unexercised stock options will terminate immediately prior to such event, after advance notice to participants. In the event of a merger or the sale of substantially all assets of the Company, each option shall be assumed or substituted. Options not assumed or substituted shall terminate on the date of closing of the merger.

    30. Amended and Restated 1996 Stock Plan. The Company's Amended and Restated 1996 Stock Plan (the "Restated 1996 Plan") provides for the granting to employees of incentive stock options within the meaning of
  Section 422 of the Code, and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights ("Rights"). The 1996 Plan was initially approved by the Board of Directors effective as of December 1996. It was amended and restated in May 1997 and will be presented to the Stockholders for their approval at the 1997 annual meeting. Unless terminated sooner, the Restated 1996 Plan will terminate automatically in December 2006. A total of 793,333 shares of Common Stock are currently reserved for issuance pursuant to the Restated 1996 Plan. As of May 15, 1997, options to purchase 595,580 shares of Class A Common Stock at a weighted average exercise price of $10.35 per share were outstanding, and shares of Class A Common Stock remained available for future grant under the Restated 1996 Stock Plan.

    The Restated 1996 Plan may be administered by a committee of the Board of Directors constituted to comply with applicable laws (the "Committee") or by the Board itself. The Board or Committee (the "Administrator") has the power to determine the terms of the options or Rights granted, including the exercise price, the number of shares subject to each option or Right, the exercisability thereof, or any vesting acceleration or waiver of forfeiture conditions. The Administrator may determine the form of payment upon exercise, including cash, check, promissory note, other shares, cashless exercise or a combination of the foregoing. The Board has the authority to amend, suspend or terminate the Restated 1996 Plan, provided that no such action may impair the rights of any optionee or Right holder without that person's consent.

    Options and Rights granted under the Restated 1996 Plan are not generally transferable by the optionee or Right holder other than by will or the laws of descent and distribution, and each option and Right is exercisable during the lifetime of the optionee or Right holder only by such optionee or Right holder. The form of option agreement currently in use provides that options generally must be exercised within 90 days of the end of optionee's status as an employee, director or consultant of the Company. Under the Plan, options must be exercised within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's term. In the case of Rights, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator but in no case more slowly than 20% per year over five years. Generally, options vest 25% after one year and 1/36 per month thereafter. The exercise price of all incentive stock options granted under the Restated 1996 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and Rights must at least be equal to 85% of the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive or nonstatutory stock option granted must equal at least 110% of the fair market value on the grant date. The term of an incentive stock option granted to such a 10% Stockholder must not exceed five years. The term of other options granted under the Restated 1996 Plan may not exceed ten years.

    The Restated 1996 Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company's assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the Administrator shall provide for the optionee or Right holder to have the right to exercise the option or Right as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or Right exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee or Right holder that the option or Right shall be fully exercisable for a period of fifteen days from the date of such notice, and the option or Right will terminate upon the expiration of such period. The forms of option agreement and restricted stock purchase agreement currently in use provide for a 180-day lockup of the optionee's or Right holder's shares in the event of the Company's initial public offering. The option exercise notice and the restricted stock purchase agreement also grant the Company a right of first refusal (prior to the initial public offering) on the sale or transfer of any shares purchased pursuant to an option or Right, other than transfers by gift, operation of law or certain family transfers.

  The sales and issuances of securities in the transactions described in paragraphs 4-27 above were deemed to be exempt from registration under the Act in reliance upon (i) Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving any public offering, or (ii) Rule 701 promulgated thereunder as transactions pursuant to a compensatory benefit plan or a written contract relating to compensation.

  The issuances described in paragraphs 1, 2 and 3 were not made pursuant to a registration statement under the Act, nor were the offer and sale registered or qualified under any state securities laws. Although the Company believed at the time that such offers, sales and conversion were exempt from such registration or qualification, they may not have been exempt. As a result, purchasers of such securities may have the right under the Act or such state securities laws, to rescind their purchases, and thereby be entitled to return such securities to the Company and receive back from the Company the full consideration paid by such purchasers. No claims for any such rescission have been asserted against the Company. The effective price per share of Class A Common Stock and Class A Common Stock equivalents of such purchases ranged from $3.75 to $30.00. The Company expects to initiate a rescission offer to all such holders simultaneous with this offering. If all such holders accept such rescission offer, the Company would be required to apply up to $5,150,000 of the proceeds of this placement towards such rescission. The repurchase of shares pursuant to the rescission offer may give rise to an obligation of the Company to issue additional shares of Class A Common Stock to the holders of Series A Preferred Stock.

  In addition, options issued pursuant to the Company's 1995 Stock Incentive Plan for Employees and Consultants (the "1995 Plan") and nonplan options for the purchase of Class A Common Stock were issued to approximately 150 to 200 people in California in 1995 and 1996 for which the Company was unable to rely on the exemption provided by Section 25102(f) of the California Corporations Code. In March 1996, the Company was denied a permit for these issuances by the California Commissioner of Corporations as a result of the Company's two classes of Common Stock with differing voting rights. In addition, a smaller number of options were issued to optionees in other states, including Michigan and Florida, for which the Company may not have had available an exemption from qualification. Also, the November 17, 1995, grant of options for the purchase of 60,000 shares of Class A Common Stock to employees of Critical Technologies Incorporated was not qualified and may not have had an exemption available under the blue sky laws of California. The aforementioned options are potentially subject to rescission, and the Company intends to include them in its planned rescission offer previously discussed. As of the date hereof, management is not aware of any claims for rescission against the Company. While the Company will offer to rescind the securities sales, there are no assurances that the Company will not otherwise be subject to possible penalties or fines relating to these issuances. The Company believes the Rescission Offers will provide it with additional meritorious defenses to any such future claims. See "Shares Eligible for Future Sale."

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  1.1*  Form of Underwriting Agreement.
  2.1*  Merger Agreement.
  3.1** Form of Amended and Restated Certificate of Incorporation of Registrant
         prior to completion of this offering.
  3.2*  Form of Amended and Restated Certificate of Incorporation of Registrant
         to be effective upon completion of this offering.
  3.3*  Amended and Restated Bylaws of Registrant prior to completion of this offering.
  3.4*  Amended and Restated Bylaws of Registrant to be effective upon completion of this offering.
  4.1*  Form of Registrant's Common Stock Certificate.
  5.1*  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
         regarding legality of the securities being issued.
 10.1** Amended and Restated Registration Rights Agreement, as amended and restated as of August 21, 1996, by and among the Registrant, GS Capital
         Partners, L.P., Kleiner Perkins Caufield & Byers VII, Comdisco, Inc.,
         Intuit, Inc., certain listed holders of Series C Convertible Preferred
         Stock, certain listed holders of Common Stock, certain listed holders of Series D Convertible Preferred Stock, and Racal-Datacom, Inc.
 10.2   Preferred Stock and Warrant Purchase Agreement, dated as of April 20,
         1995, by and among the Registrant, GS Capital Partners, L.P., and
         Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences
         Zaibatsu Fund II, as amended.
 10.3** Form of Director and Officer Indemnification Agreement.
 10.4** 1995 Stock Incentive Plan for Employees and Consultants, as amended
         February 21, 1996.
 10.5** Amended and Restated 1996 Stock Plan.

 10.6*   1997 Stock Plan.
 10.7*   1997 Employee Stock Purchase Plan.
 10.8**  Termination of Services and Indemnification Agreement, dated as of
          February 15, 1996, by and between the Registrant and Marc Collins-
          Rector and Chad Shackley.
 10.9**  Agreement, dated as of February 15, 1996, by and between the
          Registrant and Randy Maslow.
 10.10** Governance Agreement, dated May 15, 1997, by and among the Registrant,
          Marc Collins-Rector, Chad Shackley, GS Capital Partners, L.P.,
          Kleiner Perkins Caufield & Byers VII, KPCB VII Founders Fund, KPCB
          Information Sciences Zaibatsu Fund II, and Intuit, Inc.
 10.11+  Employee Services and Staffing Agreement, dated November 1, 1995, between the Registrant and Critical Technologies, Inc., as amended on
          September 30, 1996, and October 23, 1996, including Colocation
          Services Agreement, dated as of November 1, 1994, between the
          Registrant and Critical Technologies, Inc. and amendments thereto.
 10.12+  Internet-Sign Up Wizard Referral and Microsoft Internet Explorer
          License and Distribution Agreement, dated March 28, 1997, between the
          Registrant and Microsoft Corporation.
 10.13+  OEM License Agreement dated July 27, 1995, between the Registrant and
          Netscape Communications Corporation, as amended by First Amendment, dated January 2, 1996, Second Amendment, effective January 2, 1996, and Third Amendment, dated May 21, 1996.
 10.14+  "Dial up Client" Agreement, dated August 21, 1995, between the
          Registrant and Netscape Communications Corporation.
 10.15+  "Internet Account Server" Participation Agreement, dated as of January
          14, 1997, between the Registrant and Netscape Communications
          Corporation.
 10.16+  Special Customer Arrangement, dated May 17, 1996, between MCI
          Telecommunications Corporation and Sattel Communications LLC, as
          amended by First Amendment, dated July 2, 1996; assigned to
          Registrant by Assignment and Novation Agreement #2, dated as of
          August 7, 1996.
 10.17+  Master Agreement for MCI Enhanced Services, effective November 1,
          1996, between the Registrant and MCI Telecommunications Corporation.
 10.18++ Internet Access Agreement for Resellers, dated June 26, 1996, between the Registrant and network MCI, Inc.
 10.19++ Internet Server Access Services Agreement, dated August 5, 1996, between the Registrant and Pac-West Telcomm.
 10.20+  Contract for Services, dated June 17, 1996, by and between the
          Registrant and MFS Telephone, Inc.
 10.21+  AT&T Contract Tariff Order, dated June 17, 1996, and Addendum of even date therewith.
 10.22+  Master Lease Agreement Number CONO1C Between Concentric Research
          Corporation and Racal-Datacom, Inc. ("Racal"), dated August 4, 1994, as Supplemented by Letter Agreement, dated March 30, 1995, Between the Corporation and Racal.
 10.23+  Lease Agreement Number CON04C between Concentric Network Corporation and Racal-Datacom, Inc., dated June 26, 1996.
 10.24+  Master On-site Maintenance Plan Agreement Number CONO2C Between
          Concentric Research Corporation and Racal-Datacom, Inc., dated August
          24, 1994.
 10.25** Lease Agreement, dated November 1, 1996, effective March 11, 1996, by and between the Registrant and Saginaw Video Associates, d.b.a.
          Saginaw Conference Center.
 10.26** Amended and Restated Lease Agreement, dated as of October 7, 1996, between the Registrant and Larry Shackley.
 10.27** (Master) Lease, dated January 26, 1988, between Tandem Computers
          Incorporated and Spieker-French #130, Limited Partnership, as amended by Lease Amendment No. 1, effective February 5, 1990, and Extension
          Agreement, dated March 23, 1993.

 10.28*  Sublease, dated June 22, 1995, between the Registrant and Tandem
          Computers Incorporated.
 10.29** Sublease, dated April 25, 1995, between Tandem Computers Incorporated and Passage Systems, Inc.
 10.30** Assignment Agreement, dated December 6, 1996, by and between the
          Registrant and Passage Systems, Inc.
 10.31+  Internet Access Service Agreement, dated December 11, 1995, effective as of August 1, 1995, between the Registrant and Intuit, Inc., as amended.
 10.32+* Virtual Private Network Services, dated August 16, 1996, between the
          Registrant and WebTV Networks, Inc.
 10.33+  Support Services Agreement, dated March 31, 1997, by and between the
          Registrant and MCI Telecommunications Corporation.
 11.1**  Statement of computation of earnings per share.
 21.1*   List of Subsidiaries.
 23.1*   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (included in Exhibit 5.1).
 23.2**  Consent of Ernst & Young, LLP, Independent Auditors.
 24.1**  Power of Attorney (see signature page).
 27.1**  Financial Data Schedule.

--------
*To be filed by amendment.

** Previously filed.
+ Certain information in these exhibits has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. (S)(S) 200.80(b)(4), 200.83 and 230.46.

++ The Registrant has determined that these exhibits are not material and will not be filed with this Registration Statement.

   (b) Financial Statement Schedules

     None.

ITEM 17. UNDERTAKINGS

  (a) The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes that:

    (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1944, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-1 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CUPERTINO, STATE OF CALIFORNIA, ON THE 4TH DAY OF JUNE, 1997.

                                         Concentric Network Corporation

                                                  /s/ Henry R. Nothhaft
                                         By: __________________________________
                                                   HENRY R. NOTHHAFT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1944, AS AMENDED, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON JUNE 4, 1997, BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
        /s/ Henry R. Nothhaft          President and Chief
-------------------------------------   Executive Officer        June 4, 1997
          HENRY R. NOTHHAFT             (Principal
                                        Executive Officer),
                                        Director

       /s/ Michael F. Anthofer         Chief Financial
-------------------------------------   Officer (Principal       June 4, 1997
         MICHAEL F. ANTHOFER            Financial and
                                        Accounting Officer)


               *                       Director                  June 4, 1997
-------------------------------------
         TERENCE M. O'TOOLE


               *                       Director                  June 4, 1997
-------------------------------------
            VINOD KHOSLA


             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----
                                      Director                    , 1997
------------------------------------
            RANDY MASLOW


              *                       Director                 June 4, 1997
------------------------------------
            FRANCO REGIS


                                        Director                     , 1997
-------------------------------------
           L. ROD MANNING


               *                      Director                 June 4, 1997
------------------------------------
          GARY E. RIESCHEL




*By: /s/ Henry R. Nothhaft
     -------------------------
         HENRY R. NOTHHAFT
         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

  1.1*   Form of Underwriting Agreement.
  2.1*   Merger Agreement.
  3.1**  Form of Amended and Restated Certificate of Incorporation of
          Registrant prior to completion of this offering.
  3.2*   Form of Amended and Restated Certificate of Incorporation of
          Registrant to be effective upon completion of this offering.
  3.3*   Amended and Restated Bylaws of Registrant prior to completion of this offering.
  3.4*   Amended and Restated Bylaws of Registrant to be effective upon completion of this offering.
  4.1*   Form of Registrant's Common Stock Certificate.
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
          regarding legality of the securities being issued.
 10.1**  Amended and Restated Registration Rights Agreement, as amended and restated as of August 21, 1996, by and among the Registrant, GS
          Capital Partners, L.P., Kleiner Perkins Caufield & Byers VII,
          Comdisco, Inc., Intuit, Inc., certain listed holders of Series C
          Convertible Preferred Stock, certain listed holders of Common Stock, certain listed holders of Series D Convertible Preferred Stock, and
          Racal-Datacom, Inc.
 10.2    Preferred Stock and Warrant Purchase Agreement, dated as of April 20,
          1995, by and among the Registrant, GS Capital Partners, L.P., and
          Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences
          Zaibatsu Fund II, as amended.
 10.3**  Form of Director and Officer Indemnification Agreement.
 10.4**  1995 Stock Incentive Plan for Employees and Consultants, as amended
          February 21, 1996.
 10.5**  Amended and Restated 1996 Stock Plan.
 10.6*   1997 Stock Plan.
 10.7*   1997 Employee Stock Purchase Plan.
 10.8**  Termination of Services and Indemnification Agreement, dated as of
          February 15, 1996, by and between the Registrant and Marc Collins-
          Rector and Chad Shackley.
 10.9**  Agreement, dated as of February 15, 1996, by and between the
          Registrant and Randy Maslow.
 10.10** Governance Agreement, dated May 15, 1997, by and among the Registrant,
          Marc Collins-Rector, Chad Shackley, GS Capital Partners, L.P.,
          Kleiner Perkins Caufield & Byers VII, KPCB VII Founders Fund, KPCB
          Information Sciences Zaibatsu Fund II, and Intuit, Inc.
 10.11+  Employee Services and Staffing Agreement, dated November 1, 1995, between the Registrant and Critical Technologies, Inc., as amended on
          September 30, 1996, and October 23, 1996, including Colocation
          Services Agreement, dated as of November 1, 1994, between the
          Registrant and Critical Technologies, Inc. and amendments thereto.
 10.12+  Internet-Sign Up Wizard Referral and Microsoft Internet Explorer
          License and Distribution Agreement, dated March 28, 1997, between the
          Registrant and Microsoft Corporation.
 10.13+  OEM License Agreement dated July 27, 1995, between the Registrant and
          Netscape Communications Corporation, as amended by First Amendment, dated January 2, 1996, Second Amendment, effective January 2, 1996, and Third Amendment, dated May 21, 1996.
 10.14+  "Dial up Client" Agreement, dated August 21, 1995, between the
          Registrant and Netscape Communications Corporation.
 10.15+  "Internet Account Server" Participation Agreement, dated as of January
          14, 1997, between the Registrant and Netscape Communications
          Corporation.

 10.16+  Special Customer Arrangement, dated May 17, 1996, between MCI
          Telecommunications Corporation and Sattel Communications LLC, as
          amended by First Amendment, dated July 2, 1996; assigned to
          Registrant by Assignment and Novation Agreement #2, dated as of
          August 7, 1996.
 10.17+  Master Agreement for MCI Enhanced Services, effective November 1,
          1996, between the Registrant and MCI Telecommunications Corporation.
 10.18++ Internet Access Agreement for Resellers, dated June 26, 1996, between the Registrant and network MCI, Inc.
 10.19++ Internet Server Access Services Agreement, dated August 5, 1996, between the Registrant and Pac-West Telcomm.
 10.20+  Contract for Services, dated June 17, 1996, by and between the
          Registrant and MFS Telephone, Inc.
 10.21+  AT&T Contract Tariff Order, dated June 17, 1996, and Addendum of even date therewith.
 10.22+  Master Lease Agreement Number CONO1C Between Concentric Research
          Corporation and Racal-Datacom, Inc. ("Racal"), dated August 4, 1994, as Supplemented by Letter Agreement, dated March 30, 1995, Between the Corporation and Racal.
 10.23+  Lease Agreement Number CON04C between Concentric Network Corporation and Racal-Datacom, Inc., dated June 26, 1996.
 10.24+  Master On-site Maintenance Plan Agreement Number CONO2C Between
          Concentric Research Corporation and Racal-Datacom, Inc., dated August
          24, 1994.
 10.25** Lease Agreement, dated November 1, 1996, effective March 11, 1996, by and between the Registrant and Saginaw Video Associates, d.b.a.
          Saginaw Conference Center.
 10.26** Amended and Restated Lease Agreement, dated as of October 7, 1996, between the Registrant and Larry Shackley.
 10.27** (Master) Lease, dated January 26, 1988, between Tandem Computers
          Incorporated and Spieker-French #130, Limited Partnership, as amended by Lease Amendment No. 1, effective February 5, 1990, and Extension
          Agreement, dated March 23, 1993.
 10.28*  Sublease, dated June 22, 1995, between the Registrant and Tandem
          Computers Incorporated.
 10.29** Sublease, dated April 25, 1995, between Tandem Computers Incorporated and Passage Systems, Inc.
 10.30** Assignment Agreement, dated December 6, 1996, by and between the
          Registrant and Passage Systems, Inc.
 10.31+  Internet Access Service Agreement, dated December 11, 1995, effective as of August 1, 1995, between the Registrant and Intuit, Inc.
 10.32+* Virtual Private Network Services, dated August 16, 1996, between the
          Registrant and WebTV Networks, Inc.
 10.33+  Support Services Agreement, dated March 31, 1997, by and between the
          Registrant and MCI Telecommunications Corporation.
 11.1**  Statement of computation of earnings per share.
 21.1*   List of Subsidiaries.
 23.1*   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
          (included in Exhibit 5.1).
 23.2**  Consent of Ernst & Young, LLP, Independent Auditors.
 24.1**  Power of Attorney (see signature page).
 27.1**  Financial Data Schedule.

--------
*To be filed by amendment.

**Previously filed.
+ Certain information in these exhibits has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under 17 C.F.R. (S)(S) 200.80(b)(4), 200.83 and 230.46.

++ The Registrant has determined that these exhibits are not material and will not be filed with this Registration Statement.